CUSIP No. 22658D100

EXHIBIT A

TRANSACTIONS EFFECTED SINCE THE FILING OF AMENDMENT NO. 25 TO THE SCHEDULE 13D

All of the below transactions in the Common Stock were traded in the ordinary course on the NASDAQ Stock Market.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
04/08/2022	Purchase	22,500	$13.43	(1)
04/11/2022	Purchase	35,500	$13.31	(2)
04/12/2022	Purchase	40,000	$13.16	(3)
04/13/2022	Purchase	20,000	$13.33	(4)
04/14/2022	Purchase	26,607	$13.44	(5)
04/18/2022	Purchase	26,393	$13.40	(6)
04/19/2022	Purchase	15,000	$13.81	(7)
04/20/2022	Purchase	42,236	$13.88	(8)
04/21/2022	Purchase	34,591	$13.66	(9)
04/22/2022	Purchase	25,301	$12.55	(10)
04/22/2022	Purchase	13,431	$13.14	(11)
05/02/2022	Purchase	12,500	$12.18	(12)
05/03/2022	Purchase	7,037	$12.72	(13)
05/03/2022	Purchase	10,463	$13.17	(14)
05/04/2022	Purchase	51,630	$12.60	(15)
05/05/2022	Purchase	89,973	$12.19	(16)
05/06/2022	Purchase	119,550	$12.00	(17)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
04/20/2022	Purchase	62	$13.88	(8)
04/21/2022	Purchase	1,111	$13.66	(9)
04/22/2022	Purchase	828	$12.55	(10)
04/22/2022	Purchase	440	$13.14	(11)
05/04/2022	Purchase	370	$12.60	(15)
05/05/2022	Purchase	3,027	$12.19	(16)
05/06/2022	Purchase	3,863	$12.00	(17)

(1)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.28 to $13.53. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(2)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.20 to $13.54. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(3)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.00 to $13.52. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(4)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.19 to $13.53. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

CUSIP No. 22658D100

(5)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.30 to $13.63. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(6)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.20 to $13.56. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(7)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.45 to $14.00. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(8)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.75 to $14.00. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(9)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.49 to $14.00. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(10)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $12.34 to $13.00. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(11)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.00 to $13.47. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(12)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $11.93 to $12.39. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(13)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $12.30 to $13.00. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(14)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $13.00 to $13.36. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(15)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $12.30 to $13.01. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(16)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $12.00 to $12.83. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(17)	The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $11.71 to $12.28. The Reporting Persons undertake to provide to the Issuer, any shareholder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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